EXHIBIT 10.3

ASSIGNMENT OF SECURITIES WITH ASSUMPTION

OF SECURITIES BASED LINE OF CREDIT

This Assignment of Securities with Assumption of Securities Based Line of Credit (this “Agreement”) is entered into as of December 30, 2015 (the “Effective Date”), by and between Beechwood Properties, LLC (“Beechwood”) and Redhawk Holdings Corp. (“Redhawk”).

RECITALS

WHEREAS, Beechwood is the owner of the assets listed on Exhibit “A” attached hereto and made a part hereof which assets are currently held in that certain Joint Agency Agreement account number 5260001442 at Regions Bank (“Regions”);

WHEREAS, Beechwood has executed and delivered that certain Promissory Note dated September 4, 2015 in the principal amount of $1,130,000 payable to the order of Regions (the “Note”) which Note is a revolving line of credit note, has a current outstanding principal balance as of the Effective Date of $980,000 and was executed and delivered in connection with that certain Loan Agreement dated September 4, 2015 by and between Beechwood and Regions (the “Loan Agreement”);

WHEREAS, Beechwood is willing to transfer to Redhawk all assets listed on Exhibit “A” other than the Independence Energy Corp. stock (such assets to be transferred being referred to hereinafter as the “Transferred Assets”) with such Transferred Assets having a value as of the Effective Date of $1,862,049.80 in exchange for Redhawk’s assumption of the Note and Loan Agreement and Redhawk’s issuance to Beechwood of 1000 shares (par value of $1,000.00 per share and stated value equal to $1,000.00 per share) of Series B Convertible Preferred Stock of Redhawk Holdings Corp.

NOW, THEREFORE, in consideration of the foregoing and their respective representations, warranties, covenants and undertakings herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Beechwood and Redhawk hereby agree as follows:

1.	Beechwood hereby assigns, transfers and conveys the Transferred Assets to Redhawk free and clear of all liens and security interests other than the liens and security interests in favor of Regions and Beechwood and Redhawk will work together to have the Transferred Assets moved expeditiously to an investment account in the name of Redhawk Holdings Corp.

2.	Beechwood represents that all accrued interest on the Note has been paid in full as of the Effective Date.

3.	Redhawk hereby agrees to issue and deliver to Beechwood on the Effective Date 1000 shares (par value of $1,000.00 per share and stated value equal to $1,000.00 per share) of Series B Convertible Preferred Stock of Redhawk Holdings Corp.

4.	Beechwood agrees that from and after the Effective Date, it will not borrow any additional amounts (or allow any additional amounts to be advanced) under the Note unless (i) Redhawk expressly requests Beechwood to do so for the benefit of Redhawk and (ii) all such additional amounts borrowed from Regions or advanced by Regions under the Note are immediately deposited into an account of Redhawk.

5.	Redhawk hereby assumes and agrees to pay, in full, to its complete and final discharge, any and all amounts now or hereafter due and payable or owing under the Note, including but not limited to the current principal balance due (which as of the Effective Date is $980,000.00) and all interest accruing after the Effective Date and further agrees to fully comply with and discharge all of the terms and conditions of the Note and Loan Agreement from and after the Effective Date to the same extent as if Purchaser had personally executed the Note and Loan Agreement.

6.	To the extent any payments due under the Note or Loan Agreement are made by Regions debiting any account of Beechwood by auto debit provision or otherwise, Redhawk agrees that it will reimburse Beechwood for such debited amount within two (2) business days of receipt of notice of such debit from Beechwood.

7.	Beechwood agrees that it will not amend the Note or the Loan Agreement without the prior written consent of Redhawk.

8.	Beechwood acknowledges and agrees in favor of Regions that all of the terms and conditions of the Note and the Loan Agreement shall remain in full force and effect, and the execution of this Agreement shall not be considered a novation of the Note or the Loan Agreement. Beechwood further acknowledges and agrees in favor of Regions that its obligations owed to Regions as borrower shall survive the execution of this Agreement.

EXECUTED in multiple counterparts in the presence of the undersigned competent witnesses, on this _____ day of December, 2015.

WITNESSES:

BEECHWOOD PROPERTIES, LLC

/s/ G. Darcy Klug
Print:	G. DARCY KLUG, MANAGER

Print:

REDHAWK HOLDINGS CORP.

/s/ Daniel J. Schreiber
Print:	DANIEL J. SCHREIBER, CEO

Print:

EXHIBIT A